UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                              SCHEDULE 14C

           Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:
[X]     Preliminary Consent Solicitation Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]     Definitive Information Statement

               TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
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            (Name of Registrant as Specified In Its Charter)

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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-
      6(i)(1) and 0-11.

1.    Title of each class of securities to which transaction applies:

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2.    Aggregate number of securities to which transaction applies:

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3.    Per unit price or other underlying value of transaction
      computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4.    Proposed maximum aggregate value of transaction:

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5.    Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.    Amount previously paid:

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2.    Form, Schedule or Registration Statement No.:

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3.    Filing Party:

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4.    Date Filed:
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

               TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

                  4 Hardscrabble Heights, P.O. Box 382
                        Brewster, New York  10509

To the Stockholders of Touchstone Applied Science Associates, Inc.:

      We are writing to advise you that we intend to amend our Certificate of Incorporation to change our name to Questar
Assessment, Inc. This action was approved on January 24, 2007 by our Board of Directors, and as of February 5, 2007, by the holders of a majority of our issued and outstanding voting securities who have executed a written consent in lieu of a special meeting in accordance with the relevant sections of the Delaware General Corporation Law, subject to compliance with the requirements of Rule 14c-2.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

      No action is required by you.  The accompanying Information
Statement is furnished only to inform our stockholders of the actions described above not less than 20 days before the corporate action may take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

                              By Order of the Board of Directors,


                              LINDA G. STRALEY
                              Senior Vice President and Secretary

Brewster, New York
February __, 2007

               TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                  4 Hardscrabble Heights, P.O. Box 382
                        Brewster, New York  10509


             INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

           REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF
           MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

      This Information Statement of Touchstone Applied Science Associates, Inc., a Delaware corporation (the "Company"), is being furnished in connection with the taking of certain actions by the holders of the majority of the outstanding voting securities of the Company. The Information Statement is being
mailed on or about February    , 2007, to holders of record on
February   , 2007 (the "Record Date"), of shares of the Common
Stock, par value $.0001 per share (the "Common Stock") and Series A Preferred Stock, par value $.0001 per share (the "Preferred Stock") of the Company. See "Capital Stock" for a discussion of the voting rights of eligible shares of stock.

      On January 24, 2007, our Board of Directors approved an amendment to the Company's Certificate of Incorporation to change the Company's name to "Questar Assessment, Inc." The proposed Certificate of Amendment to our Certificate of Incorporation (the "Amendment") is attached hereto as Exhibit A. The Board of Directors also approved the submission of the proposed Amendment to the stockholders of the Company for their approval.

      Pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL"), any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action to be taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at which all shares entitled to vote were present and voted. The DGCL also requires that prompt notice of the taking of the corporate action shall be given to all stockholders who have not consented in writing and who, had the action not been taken by consent, would have been entitled to notice of a meeting if the record date for such meeting had been the date that written consents signed by the majority stockholders have been delivered to the Corporation. This Information Statement constitutes such notice.

      As of January 31, 2007, there were 3,011,561 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote per share. In addition, there were an aggregate of 1,888,889 shares of Series A Preferred Stock, which are convertible, as of the date hereof, into 1,888,889 shares of Common Stock, and each of which is entitled to one vote per share. Accordingly, as of the date of this Information Statement, there are 4,900,450 eligible votes outstanding.

      The following persons or entities (the "Majority Stockholders") beneficially own an aggregate of 2,652,850 shares entitled to vote, and accordingly, have the ability to exercise 2,652,850 votes, or 54.1% of all eligible votes as of the Record Date:

                                         Shares of
                                        Common Stock         Percent of
                                        Beneficially        Common Stock
      Stockholder                          Owned         Beneficially Owned
---------------------------             ------------     ------------------
Cahill, Warnock Strategic
Partners Fund, L.P.                        592,849              12.1%

Strategic Associates, L.P.                  32,850               0.7%

Camden Partners Strategic
Fund III, L.P.                           1,600,167              32.7%

Camden Partners Strategic
Fund III-A, L.P.                            66,500               1.4%

Michael D. Beck                            135,375               2.8%

Theodore Naegeli                            43,488               0.9%

Andrew L. Simon                            114,677               2.3%

Linda G. Straley                            52,569               1.1%

Thomas G. Struzzieri                         5,000               0.1%

David L. Warnock                             9,375               0.2%
                                         ---------              ----

        TOTAL                            2,652,850              54.1%

      Ms. Straley and Messrs. Beck, Naegeli, Simon, Struzzieri and Warnock are all directors of the Company. Two of the Company's directors, Donald W. Hughes and David L. Warnock, are general partners of the general partner of each of Cahill, Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P., Camden Partners Strategic Fund III, L.P., and Camden Partners Strategic Fund III-A, L.P., and accordingly, have the ability to direct the voting of the shares beneficially owned by such entities.

      The Majority Stockholders have executed and delivered a written consent, as of February 5, 2007, approving the Amendment to change our corporate name. This Information Statement is being mailed to our stockholders on or about February __, 2007. Accordingly, in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, we will file the Amendment with the Secretary of State of Delaware no earlier than twenty calendar days of the date of this Information Statement, or on or about March ___, 2007. We will pay all costs associated with the preparation and distribution.

              WE ARE NOT ASKING YOU FOR A PROXY, AND
             YOU ARE REQUESTED NOT TO SEND US A PROXY.


CAPITAL STOCK

      The Company's Common Stock is traded on the Nasdaq
Electronic Bulletin Board.

      As of January 31, 2007, there were 66 holders of record of the Company's Common Stock. This number of holders of record does not include beneficial owners of the Company's Common Stock, whose shares are held in the names of various security holders, dealers and clearing agencies. The Company believes that the number of beneficial owners of its Common Stock held by others or in nominee names exceeds approximately 600 in number. The Company has not paid any cash dividends, and does not anticipate doing so in the immediate future as it intends to invest any earnings in the development of the Company's business.

      The Company entered into a securities purchase agreement (the "Series A Convertible Preferred Stock Purchase Agreement") with Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P. (collectively, the "Investors" or the "Camden Entities"), pursuant to which the Company issued and sold to the Investors 1,666,667 shares of its Series A-1 Preferred Stock (valued at $7,500,000, based on a price of $4.50 per share). The proceeds from the sale of stock were used to pay a portion of the purchase price for the shares of Questar and closing costs for the transaction, with the balance being retained by the Company for working capital.

      In the acquisition of Questar, the Company (a) issued to the selling shareholders of Questar, 222,222 shares of Series A-2 Preferred Stock (valued at $4.50 per share), as part payment of the purchase price at closing and (b) delivered to the escrow agent, 1,111,111 shares of the Series A-2 Preferred Stock
(valued at $4.50 per share), which will be deemed earned by, and will be released to, the former shareholders of Questar if revenue goals over the earn out period of the three fiscal years ending October 31, 2007, 2008 and 2009, are met. Such escrowed shares are not deemed to be outstanding (and therefore, are not eligible to vote) until the revenues goals are met and the shares are released from escrow.

      There is no trading market for the Company's Series A-1 Preferred Stock or Series A-2 Preferred Stock, and the Company has no intention of applying to list shares of its Preferred Stock. The Company has agreed to file a registration statement under the Act with respect to the shares of Common Stock underlying the Series A-1 Preferred Stock, upon demand of the Investors, at any time following one year after the issuance date of the Series A-1 Preferred Stock, in accordance with the Investor Rights Agreement. With respect to the 222,222 shares of Series A-2 Preferred Stock issued as part payment of the purchase price at closing, the Company has agreed to include such shares of Common Stock underlying the Series A-2 Preferred Stock in a registration statement if, and when, filed by the Company, upon demand of the Investors, at any time following one year after the issuance date of the Series A-1 Preferred Stock. With respect to the escrowed shares, the Company has agreed to file a registration statement under the Act for the shares of Common Stock into which the Series A-2 Preferred Stock will be convertible, upon demand of the former shareholders of Questar following the release, if any, of the escrowed shares, or to include such shares of Common Stock in a registration statement if, and when, filed by the Company with respect to the shares of Common Stock beneficially owned by the Investors.

      Initially, the shares of Series A-1 Preferred Stock and the Series A-2 Preferred Sock are convertible into shares of Common Stock on a one-for-one basis. The conversion rate is subject to anti-dilution adjustments set forth in the Certificate of Designations for the Series A Preferred Stock. For the first three years after the issuance, neither Series A-1 Preferred Stock nor Series A-2 Preferred Stock will accrue dividends. Thereafter, dividends will accrue at the rate of 8% per annum, payable in cash or additional shares of Series A Preferred
Stock, at the election of the Company; provided, however, that no shares of Series A-2 Preferred Stock will accrue any dividends until, and after the time when, the Series A-2 Preferred Stock is released to the selling shareholders of Questar in accordance with the Escrow Agreement.

      Each share of Series A-1 Preferred Stock is entitled to cast one vote per each share of Common Stock into which such share of Series A-1 Preferred Stock is convertible as of the record date for a stockholder vote. Each share of Series A-2 Preferred Stock that has been issued to the selling shareholders of Questar on the closing date is entitled to cast one vote per each share of Common Stock into which such share of Series A-2 Preferred Stock is convertible as of the record date for a stockholder vote. The shares of Series A-2 Preferred Stock that are held in escrow pending release if the earn-out hurdles are satisfied, will not be entitled to vote so long as such shares remain in escrow. The shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock which are entitled to vote shall vote together with the Common Stock as a single class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of January 31, 2007, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group.

      As of January 31, 2007, there were 3,011,561 shares of Common Stock outstanding and 1,888,889 shares of Series A Preferred Stock outstanding. Each share of Common Stock is entitled to one vote per share, and each share of Preferred Stock is currently entitled to one vote per share of Common Stock underlying such share of Series A Preferred Stock.


                                                   Shares of        Percent of
Name and Address of                              Common Stock      Common Stock
Beneficial Owners and                            Beneficially      Beneficially
Directors and Officers                              Owned             Owned
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5% Beneficial Owners:
--------------------

Cahill, Warnock Strategic                         592,849(1)            19.8%
Partners Fund, L.P.
c/o Cahill, Warnock & Co., LLC
500 East Pratt Street, Suite 1200
Baltimore, MD 21202
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Camden Partners Strategic                       1,600,167(2)            34.8%
Fund III, L.P.
c/o Camden Partners Strategic
Manager, LLC
500 East Pratt Street, Suite 1200
Baltimore, MD 21202
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Midsouth Investor Fund L.P.                       215,000                7.2%
1776 Peachtree St., N.W. Suite 412 North
Atlanta, GA 30309
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Kevin Gruneich                                    185,600                6.2%
12 White Pine Canyon Road
Park City, UT 84060
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Officers and Directors
----------------------

Michael D. Beck                                   198,875(3)             6.5%
4 Hardscrabble Heights
Brewster, NY 10509
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Steven R. Berger                                    9,375(4)               *
805 Third Avenue
New York, NY 10022
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Donald W. Hughes                                2,307,366(5)            49.3%
500 East Pratt Street, Suite 1200
Baltimore, Maryland 21202
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Theodore Naegeli                                   43,488(6)             1.4%
2905 West Service Rd.
Egan, MN 55121
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Chris L. Nguyen                                     7,500(7)               *
4204 St. Paul Street
Baltimore, Maryland  21218
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Andrew L. Simon                                   250,468(8)             8.0%
4 Hardscrabble Heights
Brewster, NY 10509
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Linda G. Straley                                  126,244(9)             4.1%
4 Hardscrabble Heights
Brewster, NY 10509
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Thomas G. Struzzieri                               22,500(10)              *
319 Main Street
Saugerties, NY  12477
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David L. Warnock                                2,309,241(11)           49.4%
500 East Pratt Street, Suite 1200
Baltimore, Maryland 21202
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James Williams                                          0(12)              *
4 Hardscrabble Heights
Brewster, NY 10509
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Officers and Directors as a                     2,982,691(13)           57.1%
Group (10 persons)
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________________
* Less than 1%


 1 Excludes 32,850 shares owned by Strategic Associates, L.P., an affiliate of Cahill, Warnock Strategic Partners Fund, L.P. (the "Fund"), but as to which the Fund disclaims beneficial ownership. ("Strategic Associates"; together, with the Fund, the "Cahill, Warnock Entities"). Pursuant to the Investor Rights Agreement (the "Investor Rights Agreement") between the Company and the Cahill, Warnock Entities, the Company has agreed that so long as the Cahill, Warnock Entities own at least 50% of the shares issuable or issued pursuant to warrants held by the Cahill, Warnock Entities), the Cahill, Warnock Entities have the right to nominate two directors to the Board of Directors of the Company. David L. Warnock and Donald W. Hughes are the two current directors who were nominated by the Cahill, Warnock Entities. Pursuant to the Investor Rights Agreement, the directors and executive officers of the Company have agreed, at each meeting of stockholders for the purpose of electing directors, to cast their eligible votes in favor of the nominees of the Cahill, Warnock Entities. Edward L. Cahill, David L. Warnock and Donald W. Hughes are general partners of Cahill, Warnock Strategic Partners, L.P. ("Cahill, Warnock Partners"), the Fund's sole general partner, and the sole general partner of Strategic Associates. Each of David L. Warnock and Donald W. Hughes is also a director of the Company (see footnotes 5 and 11 to this table).

 2 Includes 1,600,167 shares of Common Stock which are issuable upon conversion of 1,600,167 shares of Series A-1 Preferred Stock, subject to anti-dilution adjustments. Excludes 66,650 shares of Common Stock which are issuable upon conversion of 66,650 shares of Series A-1 Preferred Stock owned by Camden Partners Strategic Fund III-A, L.P. ("Camden III-A"), an affiliate of Camden Partners Strategic Fund III, L.P. (the "Camden III"), but as to which Camden III disclaims beneficial ownership. (Camden III and Camden III-A, the "Camden Entities"). David Warnock and Donald Hughes, who are directors of the Company, are each managers of Camden Partners Strategic Manager, LLC. Each of David L. Warnock and Donald W. Hughes is also a director of the Company (see footnotes 5 and 11 to this table).

 3 Includes (i) 42,000 shares which are owned jointly with Mr. Beck's wife, (ii) 9,375 shares owned by Mr. Beck's daughter, and (iii) 63,500 shares which Mr. Beck has the right to acquire upon the exercise of currently exercisable stock options or options that will become exercisable within 60 days. Excludes: (i) 9,375 shares owned by Mr. Beck's wife, as to which Mr. Beck disclaims beneficial ownership, and (ii) 20,000 shares which are the subject of options which are not currently exercisable.

 4 Includes 9,375 shares which Mr. Berger has the right to acquire upon the exercise of currently exercisable stock options or stock options which become exercisable within 60 days, and excludes 2,500 shares which are the subject of options that are not currently exercisable.

 5 Includes (i) 625,699 shares owned by the Cahill Warnock Entities, (ii) 1,666,667 shares of Common Stock issuable upon conversion of shares of Series A-1 Preferred Stock owned by the Camden Entities, and (iii) 15,000 shares which Mr. Hughes has the right to acquire upon the exercise of currently exercisable options or stock options which become exercisable within the next 60 days. Excludes 2,500 shares which are the subject of options that are not currently exercisable.

 6 Includes 43,488 shares of Common Stock issuable upon conversion of shares of Series A-2 Preferred Stock.

 7 Includes 7,500 shares which Mr. Nguyen has the right to acquire upon the exercise of currently exercisable stock options pr options which become exercisable within the next 60 days. Excludes 2,500 shares which are the subject of options that are not currently exercisable.

 8 Includes 135,791 shares which Mr. Simon has the right to acquire upon the exercise of currently exercisable stock options or stock options that will become exercisable within 60 days. Excludes: (i) 375 shares of Common Stock owned by the retirement account of Mr. Simon's wife, as to which Mr. Simon disclaims beneficial ownership, and (ii) 50,000 shares which are the subject of stock options that are not currently exercisable.

 9 Includes 73,675 shares which Ms. Straley has the right to acquire upon the exercise of currently exercisable stock options or options that will become exercisable within 60 days. Excludes 15,000 shares which are the subject of options that are not currently exercisable.

10 Includes 17,500 shares which Mr. Struzzieri has the right to acquire upon the exercise of currently exercisable stock options or options which become exercisable within the next 60 days. Excludes 2,500 shares which are the subject of options that are not currently exercisable.

11 Includes (i) 625,699 shares owned by the Cahill Warnock Entities, (ii) 1,666,667 shares of Common Stock issuable upon conversion of shares of Series A-1 Preferred Stock owned by the Camden Entities, and (iii) 10,000 shares which Mr. Warnock has the right to acquire upon the exercise of currently exercisable options or stock options which become exercisable within the next 60 days. Excludes 2,500 shares which are the subject of options that are not currently exercisable.

12 Excludes 50,000 shares which are the subject of options that are not currently exercisable.

13 Includes 329,841 shares which officers and directors have the right to acquire upon the exercise of currently exercisable stock options or options which become exercisable within the next 60 days. Includes shares beneficially owned by Messrs. Warnock and Hughes through the Camden Entities and the Cahill Warnock Entities. Excludes 147,500 shares which are the subject of options that are not currently exercisable.



                   CHANGE OF CORPORATE NAME TO

                     QUESTAR ASSESSMENT, INC.

      The Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by changing the name of the Company to "Questar Assessment, Inc." On January 24, 2007, the Board of Directors adopted a resolution approving that the name of the Company be changed to Questar Assessment, Inc., and recommended that such amendment be submitted to the Company's stockholders for their approval. On the date of this Information Statement, the Majority Stockholders have executed a written consent approving the following resolution:

          "RESOLVED, that Article 1 of the Articles of Incorporation of the Company be amended in its entirety to read as follows:

      1.  The name of the Corporation is Questar Assessment, Inc."

      As a result of the Company's recent acquisitions and change in strategic initiatives, and because of the industry shift from proprietary to custom work, the Company believes that its new selected corporate name will more accurately reflect the business of the Company and will generate wider name recognition in the educational and financial communities. The Company competes exclusively in the assessment marketplace. With the advent of No Child Left Behind legislation ("NCLB"), the Company's Board of Directors and management made the strategic decision to refocus the organization on the fast-growing assessment segment of the K-12 education market. The Company competes in both the custom and proprietary segments of the assessment marketplace. Over the past decade, this market has been moving towards custom testing as a result of NCLB legislation requiring that student success be measured against specific standards established by each individual state. There has been a decided shift over the past decade from the use of propriety assessment products to custom tests developed to measure the results of individual state standards. The Company recognized this trend and has been using its assets to build and
expand its custom third party testing services   In May 2006,
the Company acquired all the outstanding stock of Questar Educational Systems, Inc. ("Questar"). Questar provides test delivery, scoring, and score analysis capabilities for state testing programs. In addition to the Questar acquisition, the Company had previously acquired all the outstanding stock of both Assessment and Evaluation Concepts, Inc. ("AEC") and Achievement Data, Inc. ("ADI") in January 2005 and July 2005, respectively.

      The Company anticipates that it will make the necessary filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, on or about March __, 2007.

                                     LINDA G. STRALEY
                                     Senior Vice President and Secretary

Brewster, New York
February  __, 2007

                                                              EXHIBIT A
                                                              ---------


                      CERTIFICATE OF AMENDMENT

                                 OF

                    CERTIFICATE OF INCORPORATION

                                 OF

              TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

                   ______________________________

                 Pursuant to Section 242(a)(1) of the
            General Corporation Law of the State of Delaware
                   ______________________________


      The undersigned, the President of Touchstone Applied
Science Associates, Inc., a Delaware corporation (the
"Corporation") does hereby certify as follows:

      1. The name of the Corporation is Touchstone Applied Science Associates, Inc. The date of the filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of Delaware was August 22, 1991 and a Certificate of Amendment of Certificate of Incorporation was filed on March 4, 1999 (collectively, the "Certificate".)

      2.    Pursuant to Section 242 of the General
Corporation Law of the State of Delaware, this Certificate of Amendment contains only such provisions as are lawful and proper to insert in an original certificate of incorporation.

      3. Article 1 of the Certificate is hereby amended such that Article 1 shall be deleted and replaced in its entirety to read as follows:

           "1.  The name of the Corporation is:

      		 QUESTAR ASSESSMENT, INC."

      4. The foregoing Amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the By-laws of the Corporation at a meeting of the Board of Directors of the Corporation on January 24, 2007, at which a quorum was present and acting throughout. The Board of Directors declared the advisability of the Amendment and directed that the Amendment be submitted to the stockholders of the Corporation for approval.

      5. In accordance with the provisions of Sections 242 and 228, in lieu of a special meeting of stockholders, the written consents in favor of the Amendment of a majority of stockholders of the Corporation entitled to vote thereon were obtained and delivered to the Corporation by February
5, 2007.

      6. This Certificate of Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of the State of Delaware.



      The undersigned, being the President of the Corporation, for the purpose of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed that the facts stated herein are true and has signed this instrument on March __, 2007.

                                  TOUCHSTONE APPLIED SCIENCE
                                  ASSOCIATES, INC.

                                  ________________________
                                  By: Andrew L. Simon
                                  Title: President and Chief Executive Officer

Attest:

_____________________
Linda G. Straley
Senior Vice President and Secretary